UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2010 (March 29, 2010)

Industrial Income Trust Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-159445	27-0477259
(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b), (c) and (d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2010, Dwight L. Merriman III accepted appointment to the office of Chief Executive Officer of Industrial Income Trust Inc. (the “Company”). His term will begin immediately. The board of directors (the “Board”) of the Company also has elected Mr. Merriman as a director of the Company, but his election is subject to the condition that an additional independent director first is elected to the Board. Subject to and simultaneous with the Board’s determination to elect an additional independent director, the Board has determined to increase the size of the Board to five directors. At this time, the Board has not determined whether Mr. Merriman will serve on any committees of the Board if and when Mr. Merriman’s election as a director of the Company becomes effective.

In addition, on March 29, 2010, Thomas G. McGonagle accepted appointment by the Board to the offices of Chief Financial Officer and Treasurer of the Company. His term will begin immediately.

Each officer will hold office until his successor shall have been duly elected or appointed and qualify or until his earlier death, resignation or removal in the manner set forth in the Company’s bylaws. As described below, Mr. Merriman and Mr. McGonagle are executive officers of the Company’s advisor, Industrial Income Advisors LLC (the “Advisor”) and Mr. Merriman is a member of the Advisor’s board of managers. Other than these affiliations with the Advisor, Messrs. Merriman and McGonagle do not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which the Company is a party. The Company, the Company’s operating partnership, Industrial Income Operating Partnership LP, and the Advisor are parties to an advisory agreement, dated December 16, 2009 (the “Advisory Agreement”). The Advisory Agreement provides that the Company’s Advisor will assume principal responsibility for managing the Company’s affairs, and thus the Company’s officers, in their capacities as such, do not receive compensation directly from the Company. However, in their capacities as officers or employees of the Advisor or its affiliates, they will devote such portion of their time to the Company’s affairs as is required for the performance of the duties of the Advisor under the Advisory Agreement.

In addition to serving as the Company’s Chief Executive Officer, Mr. Merriman, age 49, was elected to the office of Chief Executive Officer of the Advisor in March 2010. Mr. Merriman has also been a member of the Advisor’s board of managers since March 2010. Mr. Merriman has over 25 years of real estate investment and development experience. Prior to joining the Corporation, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC (“Stockbridge”), a private equity real estate fund group based in San Francisco, CA, which has more than $3 billion in real estate under management. While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds (“RREEF”), in charge of RREEF Funds’ development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees’ Retirement System (“CalPERS”). Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica Realty Corporation, where he was responsible for the company’s acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles.

The Board has determined that Mr. Merriman’s qualifications to serve on the Board include his extensive real estate investment and development experience, including specifically his experience serving in leadership positions and on the investments committees of significant real estate investment funds.

In addition to serving as the Company’s Chief Financial Officer and Treasurer, Thomas G. McGonagle, age 50, was elected to the office of Chief Financial Officer of the Advisor in March 2010. From April 2007 to December 2008, Mr. McGonagle was Senior Vice President — Corporate Development at MacDermid, Incorporated, an $800 million specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid’s nine global business units for over $200 million, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer at Vistar Corporation, a $3 billion food distribution company with 36 distribution facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, audit, bank, capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which group focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. From 1987 until joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. Since August 2007, Mr. McGonagle has served as a director of Pinnacle Gas Resources, Inc., an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (Nasdaq: PINN). Mr. McGonagle was elected Chairman of the Board of Directors of Pinnacle in March 2009. Mr. McGonagle is also a director and chairman of the audit committee of Consolidated Container Company LLC, a private $800 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

On March 31, 2010, John A. Blumberg resigned from the Board and from the office of Chairman of the Board. In connection with the elections described above and Mr. Blumberg’s resignation, Evan H. Zucker tendered his resignation from the office of President of the Company, effective on March 31, 2010. The Board elected Mr. Zucker as a director of the Company and has appointed Mr. Zucker to the office of Chairman of the Board, effective on March 31, 2010. Mr. Zucker will hold office until his successor shall have been duly elected or appointed and qualify or until his earlier death, resignation or removal in the manner set forth in the Company’s bylaws. Information regarding Mr. Zucker’s prior business experience was previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Board has determined that Mr. Zucker’s qualifications to serve on the Board include his extensive commercial real estate investment and development experience, including specifically his experience creating and/or operating industrial real estate platforms. At this time, the Board has not determined whether Mr. Zucker will serve on any committees of the Board.

Also in connection with the elections described above, Troy J. Bloom tendered his resignation from the offices of Senior Vice President and Treasurer of the Company, effective as of March 29, 2010.

Item 7.01	Regulation FD Disclosure.

On March 31, 2010, the Company issued a press release regarding the events described elsewhere in this Current Report on Form 8-K. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01	Other Events.

As of March 31, 2010, the Company had raised sufficient offering proceeds to satisfy the minimum offering requirements for its initial public offering of common stock on Form S-11 (SEC File No. 333-159445) with respect to all states other than Pennsylvania and Tennessee. Accordingly, the offering proceeds received from stockholders (other than proceeds received from residents of the states of Pennsylvania and Tennessee) will be released from escrow on March 31, 2010 and the Company will commence operations.

As previously disclosed, because the minimum offering requirements were met on or before March 31, 2010, the Board has authorized the Company to pay a quarterly cash distribution of $0.15625 per share of common stock for the quarterly period ending June 30, 2010 to all common stockholders of record as of the close of business on each day of such quarter (the “Second Quarter Distributions”). The Second Quarter Distributions will be calculated based on the number of days each stockholder has been a stockholder of record. Some or all of these distributions may be paid by the Company from sources other than cash flow from operations, such as cash flows from financing activities, which may include borrowings, cash resulting from a waiver or deferral of fees, and proceeds of the offering; provided that proceeds from the offering may be used only for a period of up to one year after the Company meets the minimum offering requirements. Distributions for stockholders participating in the Company’s Distribution Reinvestment Plan will be reinvested into shares of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company, dated March 31, 2010.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the management and leadership of the Company and the payment of distributions) that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to execute on its investment strategy, the availability of affordable financing, the Company’s ability to identify and time investments that will generate attractive returns for investors and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to make distribution payments to investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives. The Company’s charter places numerous limitations on it with respect to the manner in which it may invest its funds. These limitations cannot be changed unless Industrial Income Trust’s charter is amended, which requires the approval of its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

March 31, 2010	By:	/s/ Evan H. Zucker
	Name:	Evan H. Zucker
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company, dated March 31, 2010.